CERTIFICATION

Re: Morgan Stanley Capital I 2005-HQ7, issued pursuant to the pooling and servicing agreement, dated November 1, 2005 ( the “Pooling and Servicing Agreement”), among Morgan Stanley Capital I Inc., as depositor (the “Depositor”), Wells Fargo Bank National Association, as master servicer (the “Master Servicer”), ArCap Servicing, Inc., as special servicer (the “Special Servicer”), U.S. Bank National Association, as trustee (the “Trustee”) and LaSalle Bank National Association, as paying agent (the "Paying Agent") and certificate registrar.

I, Gail McDonnell, certify that:

1. I have reviewed this annual report on Form 10-K (the “Annual Report”), and all reports on Form 8-K containing distribution or servicing reports (collectively with this Annual Report, the “Reports”) filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the servicer under the Pooling and Servicing or similar, agreement, for inclusion in these Reports is included in these Reports;

4. Based on my knowledge and upon the annual compliance statement included in the Annual Report and required to be delivered to the trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

5. The Reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: U.S. Bank National Association, as Trustee, ArCap Servicing, Inc., as Special Servicer, Wells Fargo Bank, National Association, as Master Servicer and LaSalle Bank National Association as Paying Agent.

Date: March 30, 2006

By: /s/ Gail McDonnell
Gail McDonnell
President, Morgan Stanley Capital I Inc.